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                                                                   Exhibit 11(a)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights for the Growth Fund," "Financial Highlights for the Income Fund," and "Independent Auditors" and to the use of our reports dated May 1, 1998 relating to the Wayne Hummer Growth Fund and Wayne Hummer Income Fund in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information of Wayne Hummer Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-87153) and in this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-
3880).
                                       /S/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Chicago, Illinois
July 23, 1998